Exhibit 1.01

Best Buy Co., Inc.

Conflict Minerals Report

For The Year Ended December 31, 2023

This Conflict Minerals Report for Best Buy Co., Inc. (“Best Buy”, “we”, “us” or “our”) covers the reporting period from January 1, 2023 to December 31, 2023, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p‐1 (the “conflict minerals law”).

This Report describes the design of our 2023 conflict minerals program and provides an account of how due diligence was applied to determine, to the best of our ability, the source, chain of custody, and facilities used to process certain minerals used in Best Buy’s private label products in order to verify that no non‐state armed groups in the Democratic Republic of the Congo (“DRC”) or an adjoining country (“covered country”) directly or indirectly benefitted. It is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and both documents are posted on our website at www.investors.bestbuy.com.

Overview of our Responsible Sourcing Program

Best Buy is committed to respecting human rights and the responsible sourcing of our private label products. We seek to ensure this commitment is fulfilled by engaging our direct suppliers and the smelters and refiners reported to be in our supply chain and, wherever possible, we further embed our commitment through contractual and policy requirements, including a supplier code of conduct that sets specific standards related to labor, health and safety, environmental practices, management systems and ethics, and includes provisions directly relating to the responsible sourcing of raw materials.

We recognize the immense complexity of globalized supply chains requires a collaborative approach to address shared challenges. To that end, Best Buy has a long history of engaging industry peers to develop, share and implement best practices that seek to mitigate supply chain risks. Best Buy served as the chair of the RMI Smelter Engagement Team (“SET”) (2014‐2021) and the co‐chair of the China SET (2016‐2021) to help guide outreach to smelters and refiners to better understand their sourcing practices and encourage their participation in a third‐party audit program.

In 2023, we engaged 78 of our private label suppliers to conduct due diligence on the responsible sourcing of raw materials. The 78 suppliers collectively reported 244 eligible tin, tungsten, tantalum, and gold facilities that may have processed the metals that were necessary to the functionality and/or production of our private label products. Of the 244 reported facilities, more than 87% have successfully completed a third‐party audit that assessed their responsible sourcing policies and practices, or they are in the process of completing a third‐party audit. For those facilities that had not committed to an audit, we conducted outreach to encourage their participation in an audit program or we requested their removal from our supply chain. While there are limitations to our program, such as having no contractual relationship with any smelters or refiners and having to rely on the information provided by several tiers of the supply chain which is challenging to verify, we are unable to confirm that any of the smelters and refiners reported to be in our supply chain sourced from mines that directly or indirectly financed or benefitted non‐state armed groups in the DRC or an adjoining country.

Products

Best Buy is driven by its purpose to enrich lives through technology and our vision to personalize and humanize technology solutions for every stage of life. We accomplish this by leveraging our combination of technology and a human touch to meet our customers’ everyday needs, whether they come to us online, visit our stores or invite us into their homes. In 2023, we had retail operations in the U.S. and Canada.

We sell private label product categories, under brand names Insignia, Dynex, Rocketfish, Platinum, Best Buy Essentials, and Modal, collectively known as Exclusive Brands (“ExB”), in which we believe contain tin, tungsten, tantalum, and/or gold and are therefore within scope of our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts include the following:

Product Category	Product Examples
TV	TVs.
Accessories	Cables, chargers, keyboards, speakers, sound bars, etc.
Appliances	Refrigerators, freezers, washing machines, microwaves, etc.

Reasonable Country of Origin Inquiry

The DRC and its adjoining countries have massive reserves of tin, tantalum, tungsten, and gold (collectively known as “3TG”), all of which are commonly used in the manufacturing of many consumer products. Occasionally, these minerals are illegally mined, transported, taxed, and/or traded in the eastern DRC and surrounding areas by armed groups who use funds derived from these activities to fuel violence and commit human rights violations. As such, these minerals, regardless of where they are mined, are known as “conflict minerals.”

Pursuant to the conflict minerals law, we conducted a RCOI on the source of 3TG necessary to the functionality and/or production of our products (“necessary 3TG”) to determine whether any of the necessary 3TG originated in the DRC and its adjoining countries or were from recycled or scrap sources. As part of our RCOI process, we conducted the following activities:

•

Reviewed past Conflict Minerals Reporting Templates ("CMRTs"), utilized a 3TG risk assessment tool and consulted with our engineering team to identify 78 active, in-scope, first‐tier suppliers we knew or had reason to believe used necessary 3TG in the production of ExB products (“relevant suppliers”);

•

Used the CMRT created by the RMI to survey relevant suppliers, requesting the names of the facilities that processed the necessary 3TG they utilized and the country of origin from which the ores (i.e., unrefined minerals) were sourced;

•

Reviewed information provided by the 78 relevant suppliers to determine the completeness and reasonableness of their responses and verified the processing facilities they identified by comparing against the list of known smelters and refiners as provided by RMI;

•	Reviewed country of origin information available to Best Buy through our membership in RMI (member ID V1720151223); and
•	Conducted additional research on the 3TG processing facilities identified by relevant suppliers, including 2 direct contact and reviewing reports from media, government and civil society organizations, to augment the country of origin information gathered through CMRTs and our membership in RMI.

Based on the results of our RCOI, we had reason to believe that some of the necessary 3TG used in ExB products may have been processed by facilities that sourced from the DRC or an adjoining country and may not have been from recycled or scrap sources. In compliance with the conflict minerals law, we then exercised due diligence on the source and chain of custody of the necessary 3TG processed by these facilities that conformed to an internationally recognized due diligence framework.

Due Diligence

To determine, to the best of our ability, the source and chain of custody of the necessary 3TG used in ExB products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain if the minerals originated from the DRC or an adjoining country and, if so, whether armed groups directly or indirectly benefited as a result. Additional measures were designed to mitigate risks identified through the implementation of our due diligence process.

Design of our Due Diligence Measures

Our due diligence process is designed to conform, in all material aspects given our downstream position in the supply chain, to the Organisation for Economic Co‐operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict‐Affected and High‐Risk Areas, Third Edition, and the related supplements on tin, tantalum, tungsten and gold (collectively, the “OECD Guidance”), an internationally recognized due diligence framework. In accordance with the OECD Guidance, the design of our due diligence includes, but is not limited to, the following:

1.

Maintaining a strong company management system through the adoption of a Conflict Minerals Policy, the implementation of a conflict minerals governance structure, applying supply chain controls, and strengthened engagement with our suppliers.

2.

Identifying and assessing risks by identifying relevant suppliers to engage in our RCOI and due diligence efforts, determining a reasonable engagement approach to identify smelters and refiners in our supply chain and assess their sourcing practices and reviewing and validating smelter information provided by suppliers to determine risks.

3.

Responding to identified risks by reporting to senior management the findings derived from our RCOI and due diligence efforts, designing training for relevant suppliers to improve their systems of transparency and control, and devising and implementing a risk mitigation strategy that seeks to ensure necessary 3TG in the supply chain are conflict‐free.

4.	Supporting independent, third‐party audits of smelters and refiners’ due diligence via our membership in and support of an industry association that developed a third‐party audit program.

5.

Reporting on due diligence through our Specialized Disclosure and Conflict Minerals Report filed with the SEC and the inclusion of conflict minerals content in our annual Corporate Responsibility & Sustainability

(CRS) report.

Due Diligence Measures Performed

We worked with RMI and industry peers to ensure the implementation of our company’s due diligence process was aligned with the OECD Guidance and complemented and amplified the industry’s approach. The primary objective of this alignment was to maximize the efficiency and effectiveness of our efforts to identify smelters and refiners and encourage their participation in RMI’s Responsible Minerals Assurance Process (“RMAP”) or an equivalent program, including the London Bullion Market Association’s (“LBMA”) Good Delivery program and the Responsible Jewellery Council’s (“RJC”) Chain of Custody program. For this reporting period, we performed the due diligence measures described below, many of which go beyond compliance, on the source and chain of custody of necessary 3TG in the ExB supply chain that we knew or had reason to believe originated from the DRC or Covered Countries and may not have been from recycled or scrap sources:

OECD Guidance Step 1: Maintaining a strong company management system

•

We maintained a Conflict Minerals Policy (“Policy”) that specifically requires our suppliers to utilize smelters and refiners (“SORs”) who have successfully completed a third‐party audit of their due diligence practices;

•

The Policy, communicated to all ExB suppliers, also requires in-scope suppliers to have a conflict minerals policy, provide an annual CMRT that identifies the SORs in their supply chain, and apply relevant aspects of the OECD Guidance to their sourcing practices. These requirements were assessed and reinforced when we conducted social compliance audits at supplier factories;

•	Our Policy expectations were further reinforced through our supplier code of conduct and contract language that obliges our suppliers to meet Policy requirements;
•

We maintained a conflict minerals governance structure comprised of an operations team and an executive committee that included the department heads from Legal, External Reporting & Accounting, Corporate Responsibility, Exclusive Brands, Government Affairs, Supply Chain, Merchandising, Best Buy Health, Diversity & Inclusion and Communications & Public Affairs. The program is ultimately managed by our Chief Communications &  Public Affairs Officer;

•

We further strengthened our engagement with relevant ExB suppliers by providing training regarding the conflict minerals law, our policy requirements, and their role in supporting our RCOI and due diligence efforts;

•

We partnered with a third-party software platform to streamline data collection and reporting. The software is linked to the RMI facility database and maintains up-to-date information on Smelter and Refiner operational and conformance status, as well as RCOI information. The tool performs initial data validation checks on our suppliers’ CMRT data and has improved the quality of our suppliers’ CMRT data giving us more visibility to potential risk areas. We have streamlined communication through the platform by providing clear and consistent, automated email guides to drive corrective actions for suppliers, including submission reminders, data errors, and additional actions required; and

•	We tracked our program performance across a set of Key Performance Indicators (KPIs) as detailed in the table below:

Conflict Mineral Program KPIs
Percent of relevant ExB suppliers who received training material	100%
Percent of products containing necessary 3TG that have had their supply chains surveyed	100%
Percent of relevant ExB suppliers who returned a CMRT	100%
Percent of relevant ExB suppliers who have a conflict minerals policy	94%

OECD Guidance Step 2: Identifying and assessing risks

•

We surveyed relevant suppliers, via RMI’s Conflict Minerals Reporting Template, twice in 2023 to identify the SORs in the ExB supply chain. We required CMRTs be completed at a product level from more than 51% of relevant suppliers in 2023, resulting in more accurate data;

•

All our suppliers’ CMRTs underwent a two-step validation process. They were initially assessed through the software platform for completeness and accuracy and returned to vendors as needed to get additional information. We identified 29 suppliers with incomplete or inaccurate CMRTs and all 29 suppliers returned an updated CMRT. This was followed by a more in-depth review by our team. 9 high risk CMRTs were identified as needing additional corrective action and we will continuously monitor these suppliers for their improvement in the coming year.

•

We reviewed data collected via our RCOI and due diligence efforts to determine if smelters in our supply chain may have been sourcing from a covered country and potentially directly or indirectly financed or benefited armed groups in the DRC or an adjoining country;

•

We conducted outreach to smelters and refiners who had not been audited to determine their level of conformance to the RMI standard or another independent third‐party standard and to encourage their participation in such a program;

•

We directly engaged one smelter to assess its sourcing practices, request country of origin information and/or to better understand the challenges faced to demonstrate its alignment with the OECD Guidance via a third‐party audit;

•

We further assessed the level of risk posed by SORs reported to be in our supply chain via shared industry insights, media, and other stakeholder reports, publicly available information, and the results of third‐ party audits, including audit programs from RMI, LBMA and RJC; and

•	We also identified relevant suppliers that posed a risk of not complying with our contractual and policy requirements related to conflict minerals.

OECD Guidance Step 3: Responding to identified risks

•	We reported the findings of our RCOI and due diligence measures, the subsequent risks identified, and the risk mitigation strategies to the Executive Human Rights Committee;
•

We designed, implemented, and monitored risk mitigation strategies for suppliers who did not comply with our Policy and SORs that had not successfully completed a third‐party audit, including communications that reinforced our policy, providing additional training and support, and conducting audits which included corrective action plans;

•	We helped smelters and refiners prepare for a RMAP audit and complete corrective action plans post‐ audit, as needed;
•	We monitored progress on SORs who implemented post‐audit corrective action plans through our membership in RMI to ensure improvements were made and the audit successfully passed; and
•

We conducted 3 CMRT validation audits. These audits assess the due diligence capabilities of key ExB suppliers, determine their level of compliance with our contract and policy requirements, support better understanding of their alignment with the OECD Guidance, and build their due diligence capacity to improve sourcing practices and the quality of data received from suppliers.

OECD Guidance Step 4: Supporting independent, third‐party audits of smelter and refiners’ due diligence

•	We contributed to the development and implementation of an effective smelter audit program through our membership in the RMI, which administers the Responsible Minerals Assurance Process audits;
•	We attended the annual RMI conference to gather best practices and collaborate with industry peers.

OECD Guidance Step 5: Reporting on due diligence

•

We disclosed information regarding our due diligence efforts on the sourcing of 3TG via our Specialized Disclosure and the Conflict Minerals Report filed with the SEC and we will include information on our conflict minerals due diligence efforts in our fiscal 2024 CRS Report, which we intend to release in the summer of 2024.

Results of Due Diligence Performed

We conducted the due diligence process described above to identify SORs and ascertain source and chain of custody information for the necessary 3TG in our ExB supply chain.  We exclude products where the supplier merely has affixed brands, trademarks, logos, or labels to generic products manufactured by a third party, as permitted by Securities and Exchange Commission guidance.

In 2023, more than 87% of the processing facilities reported by relevant suppliers have been found conformant to the RMI, LBMA, or RJC standard via an independent, third‐party audit or they have committed to go through an audit. Nevertheless, based on our due diligence process and the subsequent information we gathered, we are unable to determine the origin of all the 3TG used in our products and whether armed groups directly or indirectly benefited. This is primarily due to incomplete information from suppliers who were unable to identify all the SORs used in their supply chain, often because of unwilling or inept upstream actors in their supply chain, company level CMRTs in which we are unable to discern which of the reported SORs processed the necessary 3TG in our products, and the lack of transparency among smelters who have not yet been audited, in particular, gold refiners. Further complicating our ability to determine the origin of all the necessary 3TG is our downstream position in which we have no contractual relationship with upstream actors.

Of the 244 smelters and refiners provided by relevant ExB suppliers, we identified 35 for which we had reason to believe that at least a portion of the 3TG they processed may have originated in the DRC or an adjoining country and may not have been from recycled or scrap sources. All 35 of these processing facilities have been found conformant through RMAP or another independent, third‐party audit program. Furthermore, we have not identified a supplier, smelter, or refiner who we have reason to believe may be sourcing from the DRC or an adjoining country and directly or indirectly benefiting armed groups.

We are also aware that allegations, including violence perpetrated by security forces at source mines and ties to corrupt business entities in the sourcing of gold, have been leveled against a few of the smelters reported to be in our supply chain. We take these allegations seriously and we are monitoring third‐party investigations and corrective actions taken by these smelters. Based on the results of these efforts, we may take additional action, up to and including the removal of these smelters from our supply chain.

,

Please see the table below for the status of facilities reported to us by relevant ExB suppliers and see Attachment A for the list of smelters and refiners, their location, and the countries from where they source, which is provided in aggregate by metal.

Metal	# of SORs	Conformant (1)	Active or TI‐CMC Member (1)	Unknown (1)
Gold	108	81%	1%	18%
Tantalum	33	97%	0%	3%
Tin	67	93%	0%	7%
Tungsten	36	86%	0%	14%
Totals	244	86%	1%	13%

(1)	Facility status is defined as the following:

Facility Status	Status Definition
Conformant	Facilities as of May 6, 2024, that conform with a third‐party due diligence standard
Active or TI‐CMC Member	Facilities that have committed to a RMAP audit or are participating in another independent third‐party audit program
Unknown	Facilities for which we do not know to what degree they conform to the RMAP or another audit program’s standard

Future Steps to Optimize Our Due Diligence Efforts

Best Buy is committed to be a socially and environmentally responsible corporation and this commitment extends throughout the length of our value chain, from the sourcing of raw material to the responsible recycling of products. We recognize that this commitment is a journey and one that we cannot take on our own. This challenge is exacerbated given the complexity of our supply chain, which is, in essence, in a constant state of flux. As a result, we will continue to focus our efforts on collaborating across industries to improve the systems of transparency and control in our supply chain. We will also continue our engagement with relevant suppliers to build their knowledge, so they are able to provide more complete and accurate information on the source of conflict minerals in our ExB supply chain and, furthermore, to impress upon them our expectation that they also apply the OECD Guidance in good faith.

Steps we intend to take in 2024 include:

•	Continue to enhance the system used to store our CMRT results to improve data analysis and reporting;
•	Continue to conduct CMRT Validation audits at key supplier and leverage the learnings from these audits to update our training material that is delivered to all relevant suppliers; and
•	Continue to participate in RMI meetings to gather best practices and collaborate with industry peers.

Attachment A

Many of the CMRT responses we received from relevant suppliers provided data at a company level, meaning they provided the names of smelters and refiners they believe supplied 3TG for all the products they produced, not just the products they produced for Best Buy. Therefore, the processing facilities listed in the table below represent the smelters and refiners provided by our suppliers, but we do not have sufficient information to confirm whether these are the actual smelters that processed necessary 3TG used in our products. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG but based on the data gathered from suppliers, processing facilities, public information and RMI, we believe that the sources may include the countries listed in the table below.

Metal	Processing Facility Name (2)	Location of Facility(2)	Facility Status (3)
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden Ronnskar	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, REPUBLIC OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Active
Gold	Bangalore Refinery	INDIA	Active
Gold	AU Traders and Refiners	SOUTH AFRICA	Unknown
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Marsam Metals	BRAZIL	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN, REPUBLIC OF CHINA	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	Cendres + Metaux S.A.	SWITZERLAND	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Unknown
Gold	SAAMP	FRANCE	Unknown
Gold	8853 S.p.A.	ITALY	Unknown
Gold	Safimet S.p.A	ITALY	Unknown
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Rui Da Hung	TAIWAN, REPUBLIC OF CHINA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Aurubis Berango	SPAIN	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Unknown
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Melt Metais e Ligas S.A.	BRAZIL	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, REPUBLIC OF CHINA	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Unknown
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Unknown

Country of origin for the mined and recycled Gold processed by the facilities listed above may include:

Algeria, Andorra, Antigua and Barbuda, Argentina, Australia, Austria, Azerbaijan, Bahamas, Bangladesh, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Democratic Republic of the Congo, Costa Rica, Côte d'Ivoire, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Estonia, Fiji, Finland, France, French Guiana, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Jordan, Kazakhstan, Kenya, Republic of Korea, Kuwait, Kyrgyzstan, Lao People's Democratic Republic, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macao, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Saint Kitts and Nevis, Saudi Arabia, Senegal, Serbia, Singapore, Sint Maarten, Slovakia, Slovenia, South Africa, Spain, St Vincent and Grenadines, Sudan, Suriname, Sweden, Switzerland, Taiwan Republic of China, Tajikistan, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Turks and Caicos, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Viet Nam, Zambia, Zimbabwe

Country of origin for the mined and recycled Tantalum processed by the facilities listed above may include:

Australia, Belarus, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Czech Republic, El Salvador, Estonia, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Ireland, Israel, Japan, Korea, Republic of, Madagascar, Mexico, Mozambique, Nigeria, Russia, Rwanda, Sierra Leone, Singapore, Spain, Taiwan Republic of China, Thailand, United Kingdom of Great Britain and Northern Ireland, United States of America

Country of origin for the mined and recycled Tin processed by the facilities listed above may include:

Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Bolivia, Brazil, Bulgaria, Burundi, Canada, Chile, China, Democratic Republic of the Congo, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Republic of Korea, Laos, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Mongolia, Morocco, Myanmar, Netherlands, New Zealand, Nigeria, Pakistan, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russia, Rwanda, Saudi Arabia, Serbia, Singapore, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Taiwan Republic of China, Tanzania, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, United States of America, Uruguay, Vietnam

Country of origin for the mined and recycled Tungsten processed by the facilities listed above may include:

Austria, Bolivia, Brazil, Burundi, China, Democratic Republic of the Congo, Germany, India, Ireland, Israel, Japan, Kazakhstan, Republic of Korea, Malaysia, Mexico, Mongolia, Myanmar, Netherlands, Nigeria, Portugal, Russia, Rwanda, Singapore, Spain, Taiwan Republic of China, Tanzania, Thailand, Turkey, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Vietnam

(1)	Facility name and location as reported by the Responsible Minerals Initiative.
(2)	Facility status is defined as the following:

Facility Status	Status Definition
Conformant	Facilities as of May 6, 2024, that conform with a 3rd party due diligence audit standard
Active	Facilities that have committed to a RMAP audit or are participating in another independent third‐party audit program
Unknown	Facilities for which we do not know to what degree they conform to the RMAP or another audit program’s standard